Exhibit 32.1

CERTIFICATION
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with this Amendment No. 1 to the Quarterly Report of Silverado Gold Mines Ltd. (the "Company") on Form 10-QSB for the quarterly period ending August 31, 2008, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Garry L. Anselmo, Principal Executive Officer of the Company, certify to the best of my knowledge, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13 (a) or 15 (d) of the Securities and Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Garry L. Anselmo
Garry L. Anselmo,
Principal Executive Officer

January 21, 2009